As filed with the Securities and Exchange Commission on April 14, 2011
Registration Statement No. 333-124672

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Bakers Footwear Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-0577980 (IRS Employer Identification No.)
2815 Scott Avenue
St. Louis, Missouri 63103
(314) 621-0699
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Peter A. Edison
Charles R. Daniel, III
Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103
(314) 621-0699
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
William L. Cole, Esq.
Bryan Cave LLP
One Metropolitan Square, Suite 3600
St. Louis, Missouri 63102
314-259-2000
Fax 314-259-2020
     Approximate date of commencement of proposed sale to the public: Not Applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c) may determine.

TERMINATION OF REGISTRATION STATEMENT; DEREGISTRATION OF SECURITIES
     We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-124672) (the “Registration Statement”), which registered up to 1,591,000 shares of our common stock, to deregister the securities remaining unsold, if any, under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligations to maintain the effectiveness of the Registration Statement. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, any and all of the shares remaining unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on April 14, 2011.

BAKERS FOOTWEAR GROUP, INC.
By:	/s/ PETER A. EDISON
Peter A. Edison
Chairman of the Board, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ PETER A. EDISON Peter A. Edison	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	April 14, 2011

/s/ CHARLES R. DANIEL, III Charles R. Daniel, III	Vice President—Finance, Controller, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 14, 2011

/s/ TIMOTHY F. FINLEY* Timothy F. Finley	Director	April 14, 2011

/s/ HARRY E. RICH* Harry E. Rich	Director	April 14, 2011

/s/ SCOTT C. SCHNUCK* Scott C. Schnuck	Director	April 14, 2011

*By:	/s/ PETER A. EDISON Peter A. Edison, Attorney-In-Fact